EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ambac Assurance Corporation:


We consent to the incorporation by reference in the registration statement (No. 333-75489) of Prudential Securities Secured Financing Corporation (the "Registrant") relating to the ABFS Mortgage Loan Trust 2000-1 and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement") via the Form 8-K of the Registrant dated March 23, 2000, of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999 which report appears in the Form 8-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 13, 2000 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                            /s/ KPMG LLP



New York, New York
March 23, 2000